Exhibit 99

Joint Filer Information

Name:   Defiante Farmaceutica, L.D.A.

Address:                               Rua dos Ferreiros
260 Funchal
Madeira, Portugal - 19000-082

Designated Filer:  Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol: RegeneRx Biopharmaceuticals, Inc. (RGN)

Date of Earliest
Transaction Required
to be Reported:  7/14/06

Signature:  /s/ Maurizio Terenzi
                        Name: Maurizio Terenzi
                        Title: Attorney-in-fact
                                DEFIANTE FARMACEUTICA, L.D.A.